Exhibit 99.1
PCB Bancorp Reports Record Earnings for Q3 2025
Los Angeles, California - October 23, 2025 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $11.3 million, or $0.78 per diluted common share, for the third quarter of 2025, compared with $9.0 million, or $0.62 per diluted common share, for the previous quarter and $7.5 million, or $0.52 per diluted common share, for the year-ago quarter.
Q3 2025 Highlights
•Net income available to common shareholders totaled $11.3 million, or $0.78 per diluted common share, for the current quarter;
•Provision (reversal) for credit losses was $(381) thousand for the current quarter compared with $1.8 million for the previous quarter and $50 thousand for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.20% at September 30, 2025 compared with 1.20% at June 30, 2025, 1.16% at December 31, 2024 and 1.17% at September 30, 2024;
•Net interest income was $27.0 million for the current quarter compared with $26.0 million for the previous quarter and $22.7 million for the year-ago quarter. Net interest margin was 3.28% for the current quarter compared with 3.33% for the previous quarter and 3.25% for the year-ago quarter;
•Gain on sale of loans was $1.6 million for the current quarter compared with $1.5 million for the previous quarter and $750 thousand for the year-ago quarter;
•Total assets were $3.36 billion at September 30, 2025, an increase of $57.9 million, or 1.8%, from $3.31 billion at June 30, 2025, an increase of $299.5 million, or 9.8%, from $3.06 billion at December 31, 2024, and an increase of $473.7 million, or 16.4%, from $2.89 billion at September 30, 2024;
•Loans held-for-investment were $2.75 billion at September 30, 2025, a decrease of $42.8 million, or 1.5%, from $2.80 billion at June 30, 2025, but an increase of $123.1 million, or 4.7%, from $2.63 billion at December 31, 2024 and an increase of $286.3 million, or 11.6%, from $2.47 billion at September 30, 2024; and
•Total deposits were $2.91 billion at September 30, 2025, an increase of $90.6 million, or 3.2%, from $2.82 billion at June 30, 2025, an increase of $297.7 million, or 11.4%, from $2.62 billion at December 31, 2024, and an increase of $453.8 million, or 18.5%, from $2.46 billion at September 30, 2024.
“We are pleased to report another great quarter with record earnings that is highlighted by solid credit quality and strong deposit growth. Our record earnings for the quarter is primarily from increases in our net interest income and gain on sale of SBA loans combined with well-controlled noninterest expenses and a reversal for credit losses,” said Henry Kim, President and CEO. “Our loan pipeline remains stable, and we continue to build on our strong capital levels.”
Mr. Kim continued, “Heading into the fourth quarter and into 2026, with the U.S. government currently shutdown and unable to resolve the ongoing budget dispute, we are cautiously optimistic in our ability to adapt and continue to serve and meet the unique needs of our customers and deliver consistent returns and long-term growth for our shareholders.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Net income	$11,412	$9,071	25.8%	$7,814	46.0%	$28,218	$18,780	50.3%
Net income available to common shareholders	$11,326	$8,984	26.1%	$7,468	51.7%	$28,005	$18,292	53.1%
Diluted earnings per common share (“EPS”)	$0.78	$0.62	25.8%	$0.52	50.0%	$1.94	$1.27	52.8%

Net interest income	$26,978	$25,990	3.8%	$22,719	18.7%	$77,251	$65,453	18.0%
Provision (reversal) for credit losses	(381)	1,787	NA	50	NA	3,004	1,399	114.7%
Noninterest income	3,414	3,297	3.5%	2,620	30.3%	9,291	8,050	15.4%
Noninterest expense	14,869	14,829	0.3%	14,602	1.8%	44,172	46,129	(4.2)%

Return on average assets (“ROAA”) (1)	1.35%	1.13%		1.08%		1.17%	0.88%
Return on average shareholders’ equity (“ROAE”) (1)	11.92%	9.76%		8.70%		10.10%	7.11%
Return on average tangible common equity (“ROATCE”) (1),(2)	14.46%	11.87%		10.31%		12.30%	8.61%
Net interest margin (1)	3.28%	3.33%		3.25%		3.29%	3.17%
Efficiency ratio (3)	48.92%	50.63%		57.63%		51.04%	62.76%

($ in thousands, except per share data)	9/30/2025	6/30/2025	% Change	12/31/2024	% Change	9/30/2024	% Change
Total assets	$3,363,506	$3,305,589	1.8%	$3,063,971	9.8%	$2,889,833	16.4%
Net loans held-for-investment	2,719,554	2,761,755	(1.5)%	2,598,759	4.6%	2,437,244	11.6%
Total deposits	2,913,502	2,822,915	3.2%	2,615,791	11.4%	2,459,682	18.5%
Book value per common share (4)	$26.93	$26.26		$25.30		$25.39
TCE per common share (2)	$22.09	$21.44		$20.49		$20.55
Tier 1 leverage ratio (consolidated)	11.57%	11.81%		12.45%		12.79%
Total shareholders’ equity to total assets	11.43%	11.39%		11.87%		12.54%
TCE to total assets (2), (5)	9.38%	9.30%		9.62%		10.14%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Interest income/expense on
Loans	$46,193	$45,478	1.6%	$42,115	9.7%	$134,697	$121,992	10.4%
Investment securities	1,474	1,462	0.8%	1,384	6.5%	4,344	3,940	10.3%
Other interest-earning assets	3,804	2,368	60.6%	2,499	52.2%	8,630	8,566	0.7%
Total interest-earning assets	51,471	49,308	4.4%	45,998	11.9%	147,671	134,498	9.8%
Interest-bearing deposits	23,995	22,505	6.6%	23,057	4.1%	69,064	67,560	2.2%
Borrowings	498	813	(38.7)%	222	124.3%	1,356	1,485	(8.7)%
Total interest-bearing liabilities	24,493	23,318	5.0%	23,279	5.2%	70,420	69,045	2.0%
Net interest income	$26,978	$25,990	3.8%	$22,719	18.7%	$77,251	$65,453	18.0%
Average balance of
Loans	$2,784,148	$2,782,200	0.1%	$2,456,015	13.4%	$2,738,957	$2,413,777	13.5%
Investment securities	152,084	151,055	0.7%	147,528	3.1%	149,914	143,283	4.6%
Other interest-earning assets	327,637	200,875	63.1%	175,711	86.5%	246,396	201,951	22.0%
Total interest-earning assets	$3,263,869	$3,134,130	4.1%	$2,779,254	17.4%	$3,135,267	$2,759,011	13.6%
Interest-bearing deposits	$2,326,170	$2,187,210	6.4%	$1,893,006	22.9%	$2,218,542	$1,861,395	19.2%
Borrowings	43,109	71,286	(39.5)%	15,848	172.0%	39,586	35,427	11.7%
Total interest-bearing liabilities	$2,369,279	$2,258,496	4.9%	$1,908,854	24.1%	$2,258,128	$1,896,822	19.0%
Total funding (1)	$2,910,522	$2,792,026	4.2%	$2,443,615	19.1%	$2,788,686	$2,434,504	14.5%
Annualized average yield/cost of
Loans	6.58%	6.56%		6.82%		6.58%	6.75%
Investment securities	3.85%	3.88%		3.73%		3.87%	3.67%
Other interest-earning assets	4.61%	4.73%		5.66%		4.68%	5.67%
Total interest-earning assets	6.26%	6.31%		6.58%		6.30%	6.51%
Interest-bearing deposits	4.09%	4.13%		4.85%		4.16%	4.85%
Borrowings	4.58%	4.57%		5.57%		4.58%	5.60%
Total interest-bearing liabilities	4.10%	4.14%		4.85%		4.17%	4.86%
Net interest margin	3.28%	3.33%		3.25%		3.29%	3.17%
Cost of total funding (1)	3.34%	3.35%		3.79%		3.38%	3.79%
Supplementary information
Net accretion of discount on loans	$563	$610	(7.7)%	$773	(27.2)%	$2,045	$2,137	(4.3)%
Net amortization of deferred loan fees	$433	$414	4.6%	$246	76.0%	$1,113	$919	21.1%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The increase in average yield for the current quarter compared with the previous quarter was primarily due to increases in the weighted-average interest rate on newly originated loans and net amortization of deferred loan fees, partially offset by a decrease in net accretion of discount on loans. The decreases in average yield for the current quarter and year-to-date period compared with the same periods in 2024 were primarily due to decreases in market rates and net accretion of discount on loans, partially offset by an increase in net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	9/30/2025		6/30/2025		12/31/2024		9/30/2024
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.2%	5.60%	18.0%	5.51%	17.4%	5.23%	18.3%	5.06%
Hybrid rate loans	39.5%	5.51%	38.5%	5.43%	37.3%	5.27%	37.6%	5.14%
Variable rate loans	42.3%	7.38%	43.5%	7.53%	45.3%	7.63%	44.1%	8.10%

Investment Securities. The increases for the current quarter and year-to-date period compared with the same periods of 2024 were primarily due to higher yields on newly purchased investment securities.
Other Interest-Earning Assets. The decreases for the current quarter and year-to-date period compared with the same periods of 2024 were primarily due to a decrease in average interest rate on cash held at the Federal Reserve Bank, partially offset by an increase in dividends received on Federal Home Loan Bank (“FHLB”) stock.
Interest-Bearing Deposits. The decreases in average cost for the current quarter and year-to-date period were primarily due to a decrease in market rates.
Provision (reversal) for credit losses
The following table presents a composition of provision for credit losses for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Provision (reversal) for credit losses on loans	$(428)	$1,721	NA	$193	NA	$2,884	$1,444	99.7%
Provision (reversal) for credit losses on off-balance sheet credit exposure	47	66	(28.8)%	(143)	NA	120	(45)	NA
Total provision (reversal) for credit losses	$(381)	$1,787	NA	$50	NA	$3,004	$1,399	114.7%

The reversal for credit losses on loans for the current quarter was primarily due to a decrease in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Gain on sale of loans	$1,617	$1,465	10.4%	$750	115.6%	$3,969	$2,591	53.2%
Service charges and fees on deposits	377	375	0.5%	399	(5.5)%	1,124	1,141	(1.5)%
Loan servicing income	719	760	(5.4)%	786	(8.5)%	2,204	2,504	(12.0)%
Bank-owned life insurance (“BOLI”) income	259	253	2.4%	239	8.4%	759	703	8.0%
Other income	442	444	(0.5)%	446	(0.9)%	1,235	1,111	11.2%
Total noninterest income	$3,414	$3,297	3.5%	$2,620	30.3%	$9,291	$8,050	15.4%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Gain on sale of SBA loans
Sold loan balance	$29,017	$26,947	7.7%	$13,506	114.8%	$72,569	$46,539	55.9%
Premium received	1,852	1,750	5.8%	1,185	56.3%	4,810	3,837	25.4%
Gain recognized	1,617	1,465	10.4%	750	115.6%	3,969	2,591	53.2%
Gain on sale of residential mortgage loans
Sold loan balance	$—	$—	—%	$676	(100.0)%	$—	$676	(100.0)%
Gain recognized	—	—	—%	—	—%	—	—	—%

Loan Servicing Income. The Company services SBA loans and certain residential property loans sold to the secondary market. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Loan servicing income
Servicing income received	$1,247	$1,251	(0.3)%	$1,264	(1.3)%	$3,771	$3,875	(2.7)%
Servicing assets amortization	(528)	(491)	7.5%	(478)	10.5%	(1,567)	(1,371)	14.3%
Loan servicing income	$719	$760	(5.4)%	$786	(8.5)%	$2,204	$2,504	(12.0)%
Underlying loans at end of period	$518,309	$514,974	0.6%	$527,062	(1.7)%	$518,309	$527,062	(1.7)%

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Salaries and employee benefits	$9,293	$8,844	5.1%	$8,801	5.6%	$27,212	$27,244	(0.1)%
Occupancy and equipment	2,372	2,379	(0.3)%	2,261	4.9%	7,040	6,919	1.7%
Professional fees	541	805	(32.8)%	599	(9.7)%	1,974	2,656	(25.7)%
Marketing and business promotion	669	597	12.1%	667	0.3%	1,509	1,304	15.7%
Data processing	333	317	5.0%	397	(16.1)%	983	1,294	(24.0)%
Director fees and expenses	223	225	(0.9)%	226	(1.3)%	674	679	(0.7)%
Regulatory assessments	373	358	4.2%	309	20.7%	1,075	934	15.1%
Other expense	1,065	1,304	(18.3)%	1,342	(20.6)%	3,705	5,099	(27.3)%
Total noninterest expense	$14,869	$14,829	0.3%	$14,602	1.8%	$44,172	$46,129	(4.2)%

Salaries and Employee Benefits. The increase for the current quarter compared with the previous quarter was primarily due to increases in salaries and bonus accrual, and a decrease in direct loan origination cost, which offsets and defers the recognition of salaries and benefits expense. The increase for the current quarter compared with the year-ago quarter was primarily due to increases in salaries and bonus accrual, partially offset by an increase in direct loan origination cost. The decrease for the current year compared with the previous year-to-date period was primarily due to a decrease in salaries and an increase in direct loan origination cost, partially offset by an increase in bonus accrual. The number of full-time equivalent employees was 270, 266 and 264 as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
Professional Fees. The decrease for the current quarter compared with the previous quarter was primarily due to professional fees related to evaluating the accounting for a preferred stock purchase option incurred during the previous quarter. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to other professional fees for the 2024 periods related to a core system conversion that was completed in April 2024, partially offset the professional fees related to a preferred stock purchase option.
Marketing and Business Promotion. The increases for the current quarter and year-to-date periods were primarily due to an increase in advertising.
Data Processing. The decreases for the current quarter and year-to-date periods compared with the same periods of 2024 were primarily due to a decrease in overall service charges after the core system conversion.
Other Expense. The decrease for the current quarter compared with the previous quarter was primarily due to a decrease in impairment on operating lease assets. The Company recognized impairments on operating lease assets of $10 thousand and $228 thousand for the current and previous quarters, respectively, for sublease contracts. The decrease for the current year-to-date period compared with the previous year-to-date period was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the previous year-to-date period, partially offset by the impairment on operating lease assets of $238 thousand and contingent accrual for legal settlements of $190 thousand for the current year-to-date period.

Balance Sheet (Unaudited)
Total assets were $3.36 billion at September 30, 2025, an increase of $57.9 million, or 1.8%, from $3.31 billion at June 30, 2025, an increase of $299.5 million, or 9.8%, from $3.06 billion at December 31, 2024, and an increase of $473.7 million, or 16.4%, from $2.89 billion at September 30, 2024. The increase for the current quarter was primarily due to an increase in cash and cash equivalents, partially offset by a decrease in loans held-for-investment. The increase for the current year-to-date period was primarily due to increases in loans held-for-investment and cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	9/30/2025	6/30/2025	% Change	12/31/2024	% Change	9/30/2024	% Change
Commercial real estate:
Commercial property	$1,039,965	$1,010,780	2.9%	$940,931	10.5%	$874,824	18.9%
Business property	639,596	635,648	0.6%	595,547	7.4%	579,461	10.4%
Multifamily	172,098	212,738	(19.1)%	194,220	(11.4)%	185,485	(7.2)%
Construction	25,911	27,294	(5.1)%	21,854	18.6%	21,150	22.5%
Total commercial real estate	1,877,570	1,886,460	(0.5)%	1,752,552	7.1%	1,660,920	13.0%
Commercial and industrial	465,424	492,857	(5.6)%	472,763	(1.6)%	407,024	14.3%
Consumer:
Residential mortgage	401,653	406,682	(1.2)%	392,456	2.3%	383,377	4.8%
Other consumer	7,867	9,310	(15.5)%	11,616	(32.3)%	14,853	(47.0)%
Total consumer	409,520	415,992	(1.6)%	404,072	1.3%	398,230	2.8%
Loans held-for-investment	2,752,514	2,795,309	(1.5)%	2,629,387	4.7%	2,466,174	11.6%
Loans held-for-sale	9,634	8,133	18.5%	6,292	53.1%	5,170	86.3%
Total loans	$2,762,148	$2,803,442	(1.5)%	$2,635,679	4.8%	$2,471,344	11.8%

SBA loans included in:
Loans held-for-investment	$151,766	$150,688	0.7%	$146,940	3.3%	$142,819	6.3%
Loans held-for-sale	$9,634	$8,133	18.5%	$6,292	53.1%	$5,170	86.3%

ACL on loans	$32,960	$33,554	(1.8)%	$30,628	7.6%	$28,930	13.9%
ACL on loans to loans held-for-investment	1.20%	1.20%		1.16%		1.17%

The decrease in loans held-for-investment for the current quarter was primarily due to pay-downs and pay-offs of term loans of $103.4 million, net decrease of lines of credit of $36.1 million and charge-offs of $454 thousand, partially offset by new funding of term loans of $97.2 million. The increase for the current year-to-date period was primarily due to new funding of term loans of $443.1 million, partially offset by pay-downs and pay-offs of term loans of $299.8 million, net decrease of lines of credit of $19.3 million, and charge-offs of $927 thousand.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $30.6 million, partially offset by sales of $29.0 million and pay-downs of $82 thousand. The increase for the current year-to-date period was primarily due to new funding of $76.2 million, partially offset by sales of $72.6 million and pay-downs of $248 thousand.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	9/30/2025	6/30/2025	% Change	12/31/2024	% Change	9/30/2024	% Change
Commercial property	$13,772	$10,851	26.9%	$8,888	55.0%	$3,291	318.5%
Business property	10,740	10,364	3.6%	11,058	(2.9)%	12,441	(13.7)%
Construction	7,688	8,985	(14.4)%	14,423	(46.7)%	17,810	(56.8)%
Commercial and industrial	373,560	342,467	9.1%	364,731	2.4%	394,428	(5.3)%
Other consumer	1,357	2,274	(40.3)%	1,475	(8.0)%	5,590	(75.7)%
Total commitments to extend credit	407,117	374,941	8.6%	400,575	1.6%	433,560	(6.1)%
Letters of credit	7,074	7,418	(4.6)%	6,795	4.1%	6,673	6.0%
Total off-balance sheet credit exposure	$414,191	$382,359	8.3%	$407,370	1.7%	$440,233	(5.9)%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	9/30/2025	6/30/2025	% Change	12/31/2024	% Change	9/30/2024	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,448	$1,497	(3.3)%	$1,851	(21.8)%	$1,633	(11.3)%
Business property	962	1,654	(41.8)%	2,336	(58.8)%	2,367	(59.4)%
Multifamily	—	—	—%	—	—%	2,038	(100.0)%
Total commercial real estate	2,410	3,151	(23.5)%	4,187	(42.4)%	6,038	(60.1)%
Commercial and industrial	378	255	48.2%	79	378.5%	124	204.8%
Consumer:
Residential mortgage	5,370	5,526	(2.8)%	403	1,232.5%	414	1,197.1%
Other consumer	—	—	—%	24	(100.0)%	38	(100.0)%
Total consumer	5,370	5,526	(2.8)%	427	1,157.6%	452	1,088.1%
Total nonaccrual loans held-for-investment	8,158	8,932	(8.7)%	4,693	73.8%	6,614	23.3%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	8,158	8,932	(8.7)%	4,693	73.8%	6,614	23.3%
NPLs held-for-sale	—	—	—%	—	—%	—	—%
Total NPLs	8,158	8,932	(8.7)%	4,693	73.8%	6,614	23.3%
Other real estate owned (“OREO”)	—	—	—%	—	—%	466	(100.0)%
Non-performing assets (“NPAs”)	$8,158	$8,932	(8.7)%	$4,693	73.8%	$7,080	15.2%
Loans past due and still accruing
Past due 30 to 59 days	$1,548	$2,327	(33.5)%	$4,599	(66.3)%	$2,973	(47.9)%
Past due 60 to 89 days	—	226	(100.0)%	303	(100.0)%	21	(100.0)%
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$1,548	$2,553	(39.4)%	4,902	(68.4)%	$2,994	(48.3)%
Special mention loans	$6,477	$6,838	(5.3)%	$5,034	28.7%	$5,057	28.1%
Classified assets
Classified loans held-for-investment	$10,172	$16,433	(38.1)%	$6,930	46.8%	$8,860	14.8%
Classified loans held-for-sale	—	—	—%	—	—%	—	—%
OREO	—	—	—%	—	—%	466	(100.0)%
Classified assets	$10,172	$16,433	(38.1)%	$6,930	46.8%	$9,326	9.1%
NPLs to loans held-for-investment	0.30%	0.32%		0.18%		0.27%
NPAs to total assets	0.24%	0.27%		0.15%		0.24%
Classified assets to total assets	0.30%	0.50%		0.23%		0.32%

Allowance for Credit Losses
The following table presents activity in ACL for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
ACL on loans
Balance at beginning of period	$33,554	$31,942	5.0%	$28,747	16.7%	$30,628	$27,533	11.2%
Charge-offs	(454)	(120)	278.3%	(111)	309.0%	(927)	(296)	213.2%
Recoveries	288	11	2,518.2%	101	185.1%	375	249	50.6%
Provision (reversal) for credit losses on loans	(428)	1,721	NA	193	NA	2,884	1,444	99.7%
Balance at end of period	$32,960	$33,554	(1.8)%	$28,930	13.9%	$32,960	$28,930	13.9%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,263	$1,197	5.5%	$1,375	(8.1)%	$1,190	$1,277	(6.8)%
Provision (reversal) for credit losses on off-balance sheet credit exposure	47	66	(28.8)%	(143)	NA	120	(45)	NA
Balance at end of period	$1,310	$1,263	3.7%	$1,232	6.3%	$1,310	$1,232	6.3%

Investment Securities
Total investment securities were $150.3 million at September 30, 2025, a decrease of $4.3 million, or 2.8%, from $154.6 million at June 30, 2025, but an increase of $3.9 million, or 2.7%, from $146.3 million at December 31, 2024 and an increase of $2.6 million, or 1.8%, from $147.6 million at September 30, 2024.
The decrease for the current quarter was primarily due to principal pay-downs of $5.9 million and net premium amortization of $43 thousand, partially offset by a fair value increase of $1.6 million. The increase for the current year-to-date period was primarily due to purchases of $14.9 million and a fair value increase of $5.6 million, partially offset by principal pay-downs of $16.4 million and net premium amortization of $108 thousand.
Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	9/30/2025		6/30/2025		12/31/2024		9/30/2024
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$551,312	18.9%	$575,905	20.4%	$547,853	20.9%	$540,068	22.0%
Interest-bearing deposits
Savings	5,287	0.2%	5,695	0.2%	5,765	0.2%	5,718	0.2%
NOW	13,411	0.5%	12,765	0.5%	13,761	0.5%	15,873	0.6%
Retail money market accounts	650,675	22.2%	533,032	18.7%	447,360	17.1%	470,347	19.1%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	580,300	19.9%	555,357	19.7%	493,644	18.9%	492,430	20.0%
More than $250,000	671,516	23.1%	649,160	23.0%	605,124	23.1%	580,166	23.6%
State and brokered time deposits	441,000	15.1%	491,000	17.4%	502,283	19.2%	355,079	14.4%
Total interest-bearing deposits	2,362,190	81.1%	2,247,010	79.6%	2,067,938	79.1%	1,919,614	78.0%
Total deposits	$2,913,502	100.0%	$2,822,915	100.0%	$2,615,791	100.0%	$2,459,682	100.0%

Estimated total deposits not covered by deposit insurance	$1,275,127	43.8%	$1,164,592	41.3%	$1,036,451	39.6%	$1,042,366	42.4%

Total retail deposits were $2.47 billion at September 30, 2025, an increase of $140.6 million, or 6.0%, from $2.33 billion at June 30, 2025, an increase of $359.0 million, or 17.0%, from $2.11 billion at December 31, 2024, and an increase of $367.9 million, or 17.5%, from $2.10 billion at September 30, 2024.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $115.0 million, renewals of the matured accounts of $240.8 million and balance increases of $7.5 million, partially offset by matured and closed accounts of $316.0 million. The increase for the current year-to-date period was primarily due to new accounts of $394.8 million, renewals of the matured accounts of $845.2 million and balance increases of $31.9 million, partially offset by matured and closed accounts of $1.12 billion.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	9/30/2025	12/31/2024	% Change
Cash and cash equivalents	$369,498	$198,792	85.9%
Cash and cash equivalents to total assets	11.0%	6.5%

Available borrowing capacity
FHLB advances	$826,136	$722,439	14.4%
Federal Reserve Discount Window	808,651	586,525	37.9%
Overnight federal funds lines	65,000	50,000	30.0%
Total	$1,699,787	$1,358,964	25.1%
Total available borrowing capacity to total assets	50.5%	44.4%

Shareholders’ Equity
Shareholders’ equity was $384.5 million at September 30, 2025, an increase of $8.0 million, or 2.1%, from $376.5 million at June 30, 2025, an increase of $20.7 million, or 5.7%, from $363.8 million at December 31, 2024, and an increase of $22.2 million, or 6.1%, from $362.3 million at September 30, 2024. The increase for the current quarter was primarily due to net income, a decrease in accumulated other comprehensive loss of $1.1 million and proceeds from stock option exercises of $450 thousand, partially offset by repurchases of common stock of $2.2 million, cash dividends declared on common stock of $2.9 million and preferred stock dividends of $86 thousand. The increase for the current year-to-date period was primarily due to net income, a decrease in accumulated other comprehensive loss of $3.9 million and proceeds from stock option exercises of $1.7 million, partially offset by repurchases of common stock of $5.0 million, cash dividends declared on common stock of $8.6 million and preferred stock dividends of $213 thousand.
Stock Repurchases
During the current year-to-date period, the Company repurchased and retired 255,767 shares of common stock at a weighted-average price of $19.41, totaling $5.0 million. In 2024, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of September 30, 2025, the Company is authorized to purchase 322,010 additional shares under its current stock repurchase program, which expires on July 31, 2026.
Series C Preferred Stock
The Company began paying quarterly dividends on the Series C Preferred Stock in the second quarter of 2024. The Company paid dividends of $86 thousand and $213 thousand for the current quarter and year-to-date period, respectively.
Capital Ratios
The following table presents capital ratios for the Company and the Bank as of the dates indicated:

	9/30/2025	6/30/2025	12/31/2024	9/30/2024	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.52%	11.14%	11.44%	11.92%	6.50%
Total capital (to risk-weighted assets)	15.24%	14.84%	15.24%	15.88%	10.00%
Tier 1 capital (to risk-weighted assets)	14.00%	13.60%	14.04%	14.68%	8.00%
Tier 1 capital (to average assets)	11.57%	11.81%	12.45%	12.79%	5.00%
PCB Bank
Common tier 1 capital (to risk-weighted assets)	13.61%	13.23%	13.72%	14.33%	6.5%
Total capital (to risk-weighted assets)	14.85%	14.47%	14.92%	15.54%	10.0%
Tier 1 capital (to risk-weighted assets)	13.61%	13.23%	13.72%	14.33%	8.0%
Tier 1 capital (to average assets)	11.25%	11.50%	12.16%	12.49%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact on the Company and its customers resulting from any adverse developments in real estate markets, inflation levels and interest rates; the impacts of the restatement of our consolidated financial statements at and for the quarter ended March 31, 2025; material weaknesses in the Company’s internal control over financial reporting that we have identified or may identify; the impacts of sanctions, tariffs and other trade policies of the United States and its global trading partners and tensions related to the same; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; litigation costs and outcomes; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, wildfires and other disasters, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other filings the Company makes with the SEC, which are available without charge at the SEC’s website (http://www.sec.gov) and on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2025	6/30/2025	% Change	12/31/2024	% Change	9/30/2024	% Change
Assets
Cash and due from banks	$24,366	$41,614	(41.4)%	$27,100	(10.1)%	$29,981	(18.7)%
Interest-bearing deposits in other financial institutions	345,132	221,953	55.5%	171,692	101.0%	163,083	111.6%
Total cash and cash equivalents	369,498	263,567	40.2%	198,792	85.9%	193,064	91.4%
Securities available-for-sale, at fair value	150,279	154,620	(2.8)%	146,349	2.7%	147,635	1.8%
Loans held-for-sale	9,634	8,133	18.5%	6,292	53.1%	5,170	86.3%
Loans held-for-investment	2,752,514	2,795,309	(1.5)%	2,629,387	4.7%	2,466,174	11.6%
Allowance for credit losses on loans	(32,960)	(33,554)	(1.8)%	(30,628)	7.6%	(28,930)	13.9%
Net loans held-for-investment	2,719,554	2,761,755	(1.5)%	2,598,759	4.6%	2,437,244	11.6%
Premises and equipment, net	8,604	8,942	(3.8)%	8,280	3.9%	8,414	2.3%
Federal Home Loan Bank and other bank stock	14,978	14,978	—%	14,042	6.7%	14,042	6.7%
Bank-owned life insurance	32,525	32,266	0.8%	31,766	2.4%	31,520	3.2%
Deferred tax assets, net	7,164	7,032	1.9%	7,249	(1.2)%	—	NA
Servicing assets	5,883	5,756	2.2%	5,837	0.8%	5,902	(0.3)%
Operating lease assets	17,136	17,861	(4.1)%	17,254	(0.7)%	17,932	(4.4)%
Accrued interest receivable	10,829	10,879	(0.5)%	10,466	3.5%	9,896	9.4%
Other assets	17,422	19,800	(12.0)%	18,885	(7.7)%	18,548	(6.1)%
Total assets	$3,363,506	$3,305,589	1.8%	$3,063,971	9.8%	$2,889,833	16.4%
Liabilities
Deposits
Noninterest-bearing demand	$551,312	$575,905	(4.3)%	$547,853	0.6%	$540,068	2.1%
Savings, NOW and money market accounts	669,374	551,493	21.4%	466,887	43.4%	491,939	36.1%
Time deposits of $250,000 or less	961,299	986,357	(2.5)%	935,927	2.7%	787,509	22.1%
Time deposits of more than $250,000	731,517	709,160	3.2%	665,124	10.0%	640,166	14.3%
Total deposits	2,913,502	2,822,915	3.2%	2,615,791	11.4%	2,459,682	18.5%
Other short-term borrowings	—	—	—%	15,000	(100.0)%	—	—%
Federal Home Loan Bank advances	—	45,000	(100.0)%	—	—%	—	—%
Deferred tax liabilities, net	—	—	—%	—	—%	1,168	(100.0)%
Operating lease liabilities	18,961	19,652	(3.5)%	18,671	1.6%	19,301	(1.8)%
Accrued interest payable and other liabilities	46,542	41,522	12.1%	50,695	(8.2)%	47,382	(1.8)%
Total liabilities	2,979,005	2,929,089	1.7%	2,700,157	10.3%	2,527,533	17.9%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	140,580	142,152	(1.1)%	143,195	(1.8)%	142,926	(1.6)%
Retained earnings	180,189	171,735	4.9%	160,797	12.1%	156,680	15.0%
Accumulated other comprehensive loss, net	(5,409)	(6,528)	(17.1)%	(9,319)	(42.0)%	(6,447)	(16.1)%
Total shareholders’ equity	384,501	376,500	2.1%	363,814	5.7%	362,300	6.1%
Total liabilities and shareholders’ equity	$3,363,506	$3,305,589	1.8%	$3,063,971	9.8%	$2,889,833	16.4%

Outstanding common shares	14,277,164	14,336,602		14,380,651		14,266,725
Book value per common share (1)	$26.93	$26.26		$25.30		$25.39
TCE per common share (2)	$22.09	$21.44		$20.49		$20.55
Total loan to total deposit ratio	94.81%	99.31%		100.76%		100.47%
Noninterest-bearing deposits to total deposits	18.92%	20.40%		20.94%		21.96%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company had no intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2025	6/30/2025	% Change	9/30/2024	% Change	9/30/2025	9/30/2024	% Change
Interest and dividend income
Loans, including fees	$46,193	$45,478	1.6%	$42,115	9.7%	$134,697	$121,992	10.4%
Investment securities	1,474	1,462	0.8%	1,384	6.5%	4,344	3,940	10.3%
Other interest-earning assets	3,804	2,368	60.6%	2,499	52.2%	8,630	8,566	0.7%
Total interest income	51,471	49,308	4.4%	45,998	11.9%	147,671	134,498	9.8%
Interest expense
Deposits	23,995	22,505	6.6%	23,057	4.1%	69,064	67,560	2.2%
Other borrowings	498	813	(38.7)%	222	124.3%	1,356	1,485	(8.7)%
Total interest expense	24,493	23,318	5.0%	23,279	5.2%	70,420	69,045	2.0%
Net interest income	26,978	25,990	3.8%	22,719	18.7%	77,251	65,453	18.0%
Provision (reversal) for credit losses	(381)	1,787	NA	50	NA	3,004	1,399	114.7%
Net interest income after provision (reversal) for credit losses	27,359	24,203	13.0%	22,669	20.7%	74,247	64,054	15.9%
Noninterest income
Gain on sale of loans	1,617	1,465	10.4%	750	115.6%	3,969	2,591	53.2%
Service charges and fees on deposits	377	375	0.5%	399	(5.5)%	1,124	1,141	(1.5)%
Loan servicing income	719	760	(5.4)%	786	(8.5)%	2,204	2,504	(12.0)%
BOLI income	259	253	2.4%	239	8.4%	759	703	8.0%
Other income	442	444	(0.5)%	446	(0.9)%	1,235	1,111	11.2%
Total noninterest income	3,414	3,297	3.5%	2,620	30.3%	9,291	8,050	15.4%
Noninterest expense
Salaries and employee benefits	9,293	8,844	5.1%	8,801	5.6%	27,212	27,244	(0.1)%
Occupancy and equipment	2,372	2,379	(0.3)%	2,261	4.9%	7,040	6,919	1.7%
Professional fees	541	805	(32.8)%	599	(9.7)%	1,974	2,656	(25.7)%
Marketing and business promotion	669	597	12.1%	667	0.3%	1,509	1,304	15.7%
Data processing	333	317	5.0%	397	(16.1)%	983	1,294	(24.0)%
Director fees and expenses	223	225	(0.9)%	226	(1.3)%	674	679	(0.7)%
Regulatory assessments	373	358	4.2%	309	20.7%	1,075	934	15.1%
Other expense	1,065	1,304	(18.3)%	1,342	(20.6)%	3,705	5,099	(27.3)%
Total noninterest expense	14,869	14,829	0.3%	14,602	1.8%	44,172	46,129	(4.2)%
Income before income taxes	15,904	12,671	25.5%	10,687	48.8%	39,366	25,975	51.6%
Income tax expense	4,492	3,600	24.8%	2,873	56.4%	11,148	7,195	54.9%
Net income	11,412	9,071	25.8%	7,814	46.0%	28,218	18,780	50.3%
Preferred stock dividends	86	87	(1.1)%	346	(75.1)%	213	488	(56.4)%
Net income available to common shareholders	$11,326	$8,984	26.1%	$7,468	51.7%	$28,005	$18,292	53.1%
Earnings per common share
Basic	$0.79	$0.63		$0.52		$1.95	$1.28
Diluted	$0.78	$0.62		$0.52		$1.94	$1.27
Average common shares
Basic	14,201,054	14,213,032		14,241,014		14,228,524	14,237,851
Diluted	14,325,956	14,326,011		14,356,384		14,354,284	14,328,510

Dividend paid per common share	$0.20	$0.20		$0.18		$0.60	$0.54
ROAA (1)	1.35%	1.13%		1.08%		1.17%	0.88%
ROAE (1)	11.92%	9.76%		8.70%		10.10%	7.11%
ROATCE (1), (2)	14.46%	11.87%		10.31%		12.30%	8.61%
Efficiency ratio (3)	48.92%	50.63%		57.63%		51.04%	62.76%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Financial Measures” for a reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2025			6/30/2025			9/30/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,784,148	$46,193	6.58%	$2,782,200	$45,478	6.56%	$2,456,015	$42,115	6.82%
Mortgage-backed securities	120,226	1,167	3.85%	117,987	1,145	3.89%	111,350	1,000	3.57%
Collateralized mortgage obligation	19,957	197	3.92%	20,616	203	3.95%	22,661	244	4.28%
SBA loan pool securities	4,686	41	3.47%	5,368	46	3.44%	6,571	69	4.18%
Municipal bonds (2)	2,411	22	3.62%	2,379	21	3.54%	2,698	24	3.54%
Corporate bonds	4,804	47	3.88%	4,705	47	4.01%	4,248	47	4.40%
Other interest-earning assets	327,637	3,804	4.61%	200,875	2,368	4.73%	175,711	2,499	5.66%
Total interest-earning assets	3,263,869	51,471	6.26%	3,134,130	49,308	6.31%	2,779,254	45,998	6.58%
Noninterest-earning assets
Cash and due from banks	23,539			23,267			24,098
ACL on loans	(33,548)			(31,932)			(28,797)
Other assets	100,728			100,930			92,152
Total noninterest-earning assets	90,719			92,265			87,453
Total assets	$3,354,588			$3,226,395			$2,866,707
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$612,527	5,698	3.69%	$532,842	4,772	3.59%	$496,158	5,129	4.11%
Savings	5,519	3	0.22%	5,334	4	0.30%	6,204	4	0.26%
Time deposits	1,708,124	18,294	4.25%	1,649,034	17,729	4.31%	1,390,644	17,924	5.13%
Total interest-bearing deposits	2,326,170	23,995	4.09%	2,187,210	22,505	4.13%	1,893,006	23,057	4.85%
Other borrowings	43,109	498	4.58%	71,286	813	4.57%	15,848	222	5.57%
Total interest-bearing liabilities	2,369,279	24,493	4.10%	2,258,496	23,318	4.14%	1,908,854	23,279	4.85%
Noninterest-bearing liabilities
Noninterest-bearing demand	541,243			533,530			534,761
Other liabilities	64,232			61,740			65,716
Total noninterest-bearing liabilities	605,475			595,270			600,477
Total liabilities	2,974,754			2,853,766			2,509,331
Total shareholders’ equity	379,834			372,629			357,376
Total liabilities and shareholders’ equity	$3,354,588			$3,226,395			$2,866,707
Net interest income		$26,978			$25,990			$22,719
Net interest spread (3)			2.16%			2.17%			1.73%
Net interest margin (4)			3.28%			3.33%			3.25%
Total deposits	$2,867,413	$23,995	3.32%	$2,720,740	$22,505	3.32%	$2,427,767	$23,057	3.78%
Total funding (5)	$2,910,522	$24,493	3.34%	$2,792,026	$23,318	3.35%	$2,443,615	$23,279	3.79%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2025			9/30/2024
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,738,957	$134,697	6.58%	$2,413,777	$121,992	6.75%
Mortgage-backed securities	117,040	3,387	3.87%	105,933	2,750	3.47%
Collateralized mortgage obligation	20,530	610	3.97%	23,137	747	4.31%
SBA loan pool securities	5,322	141	3.54%	6,925	221	4.26%
Municipal bonds (2)	2,405	65	3.61%	3,077	81	3.52%
Corporate bonds	4,617	141	4.08%	4,211	141	4.47%
Other interest-earning assets	246,396	8,630	4.68%	201,951	8,566	5.67%
Total interest-earning assets	3,135,267	147,671	6.30%	2,759,011	134,498	6.51%
Noninterest-earning assets
Cash and due from banks	23,817			22,845
ACL on loans	(32,063)			(28,251)
Other assets	100,101			89,784
Total noninterest-earning assets	91,855			84,378
Total assets	$3,227,122			$2,843,389
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$543,570	14,767	3.63%	$474,584	14,670	4.13%
Savings	5,488	10	0.24%	6,432	12	0.25%
Time deposits	1,669,484	54,287	4.35%	1,380,379	52,878	5.12%
Total interest-bearing deposits	2,218,542	69,064	4.16%	1,861,395	67,560	4.85%
Other borrowings	39,586	1,356	4.58%	35,427	1,485	5.60%
Total interest-bearing liabilities	2,258,128	70,420	4.17%	1,896,822	69,045	4.86%
Noninterest-bearing liabilities
Noninterest-bearing demand	530,558			537,682
Other liabilities	64,997			56,019
Total noninterest-bearing liabilities	595,555			593,701
Total liabilities	2,853,683			2,490,523
Total shareholders’ equity	373,439			352,866
Total liabilities and shareholders’ equity	$3,227,122			$2,843,389
Net interest income		$77,251			$65,453
Net interest spread (3)			2.13%			1.65%
Net interest margin (4)			3.29%			3.17%
Total deposits	$2,749,100	$69,064	3.36%	$2,399,077	$67,560	3.76%
Total funding (5)	$2,788,686	$70,420	3.38%	$2,434,504	$69,045	3.79%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Financial Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company had no intangible assets for the presented periods. ROATCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures are used by management in its analysis of the Company's performance. These non-GAAP financial measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP financial measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Nine Months Ended
		9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Average total shareholders' equity	(a)	$379,834	$372,629	$357,376	$373,439	$352,866
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	310,693	303,488	288,235	304,298	283,725
Net income	(d)	$11,412	$9,071	$7,814	$28,218	$18,780
ROAE (1)	(d)/(a)	11.92%	9.76%	8.70%	10.10%	7.11%
Net income available to common shareholders	(e)	11,326	8,984	7,468	28,005	18,292
ROATCE (1)	(e)/(c)	14.46%	11.87%	10.31%	12.30%	8.61%

(1) Annualized.

($ in thousands, except per share data)		9/30/2025	6/30/2025	12/31/2024	9/30/2024
Total shareholders' equity	(a)	$384,501	$376,500	$363,814	$362,300
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	315,360	307,359	294,673	293,159
Outstanding common shares	(d)	14,277,164	14,336,602	14,380,651	14,266,725
Book value per common share	(a)/(d)	$26.93	$26.26	$25.30	$25.39
TCE per common share	(c)/(d)	22.09	21.44	20.49	20.55
Total assets	(e)	$3,363,506	$3,305,589	$3,063,971	$2,889,833
Total shareholders' equity to total assets	(a)/(e)	11.43%	11.39%	11.87%	12.54%
TCE to total assets	(c)/(e)	9.38%	9.30%	9.62%	10.14%